Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release – September 29, 2003

DATALINK CORPORATION REVISES THIRD QUARTER OUTLOOK

Live Webcast of Conference Call at 4:30 PM Central Time today, September 29, 2003

MINNEAPOLIS – September 29, 2003 - Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, today presented a revised outlook for the period ending September 30, 2003.

Datalink expects revenue for the September 2003 quarter to be approximately $20 million, with a loss before income taxes of approximately $2.1 million or $.21 per diluted share. In the same period a year ago, Datalink posted revenues of $21.9 million and a pretax loss of $1.5 million and net loss after tax benefit of $.09 per diluted share. Datalink’s loss per share estimate in the current quarter does not assume any tax benefit of the operating loss.

Greg Meland, Datalink’s president and CEO, commented, “Datalink’s lower third quarter expectations are a result of timing of customer orders due to greater than expected seasonal slowness in July and August and several large orders which could not be fully implemented before quarter end.”

Meland commented on the Company’s fourth quarter prospects, “We expect improved operating results in the fourth quarter of 2003. Datalink remains well positioned to serve its customers with unrivaled storage expertise and an experienced sales and technical team.”

Datalink declined at this time to issue new operating results guidance for the balance of 2003. The Company plans to issue its third quarter press release on October 15, 2003.

Webcast

A live Webcast of the Datalink conference call to discuss operating results is scheduled for today, September 29, 2003 at 4:30 p.m. Central Time and can be heard via Datalink’s Website, www.datalink.com.

Datalink Corporation is an information storage architect. The company analyzes, designs, implements, and supports information storage infrastructures that store, protect, and provide continuous access to information. Datalink’s specialized capabilities and solutions span storage area networks, network-attached storage, direct-attached storage, and IP-based storage, using industry-leading hardware, software, and technical services.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated third quarter 2003 operating results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of current economic conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price.

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Company contacts:

Investor Relations:		Analyst Contact:
Kim Payne		Dan Kinsella
Investor Relations Coordinator		Vice President Finance and Chief Financial Officer
Phone:	952-279-4794	Phone: 952-944-3462
Fax:	952-944-7869
e-mail: investor@datalink.com
web site: www.datalink.com